POWER OF ATTORNEY



The undersigned hereby constitutes and appoints John
E. Bruno, Cynthia M. Clarke, Matthew N. Shea and
Eileen M. Smiley, and each of them singly as true and lawful attorneys with full power to them and each of them, to execute, on behalf of the undersigned, in the capacity listed below, any and all statements or reports under Section 16 of the Securities Exchange
Act of 1934, as amended, with respect to the beneficial ownership of reportable securities issued by Claymore
Emerging Markets Opportunities Fund, First Financial
Fund, Inc., High Yield Plus Fund, Inc., and Nuveen
Diversified Dividend and Income Fund including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5, and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission and any exchange upon which such Fund's are listed, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange upon which such Fund's are listed, granting to said attorney, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has set his or her hand on this 21st day of December 2007.




Signature:  /s/LUCIUS T. HILL, III
Name:       Lucius T. Hill, III
Title:      Senior Vice President, Partner and Fixed
            Income Portfolio Manager